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                                                                    EXHIBIT 10.2



DATED                                                               7 JULY 2000
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                             (1) CERAVISION LIMITED

                                     - AND -

                            (2) AUGRID OF NEVADA, INC


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                                EXCLUSIVE PROJECT
                                    AGREEMENT
                                   relating to

                         DISPLAYS FOR USE IN AUTOMOBILES

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                                    CONTENTS

1. INTERPRETATION............................................................2

2. CONDITION PRECEDENT AND RELATED AGREEMENTS................................7

3. PHASE ONE.................................................................8

4. PHASE TWO.................................................................9

5. PHASE THREE..............................................................10

6. LICENCE TO MANUFACTURE AND EXCLUSIVITY...................................11

7. PROTOTYPES AND PRE-PRODUCTION PRODUCTS...................................11

8. INTELLECTUAL PROPERTY RIGHTS.............................................12

9. PAYMENTS.................................................................13

10. WARRANTIES & LIABILITY..................................................14

11. REPORTING AND ACCESS....................................................18

12. CONFIDENTIALITY.........................................................19

13. ADVERTISING.............................................................21

14. TERMINATION.............................................................22

15. GENERAL.................................................................24

SCHEDULE 1..................................................................30

    (Clause 1.1)............................................................30

SCHEDULE 2..................................................................30

    (Clause 1.1)............................................................30

SCHEDULE 3..................................................................31

    (Clause 1.1)............................................................31

SCHEDULE 4..................................................................33

    (Clause 1.1)............................................................33



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THIS AGREEMENT is made on 7 July 2000

BETWEEN

(1) CERAVISION LIMITED a company incorporated in England and Wales under number 3191734 with registered office at Sovereign Court, 230 Upper Fifth Street, Central Milton Keynes MK9 2HR ("CERAVISION").

(2) AUGRID OF NEVADA, INC a corporation organised and validly existing under the laws of the State of Nevada whose principal office is at 140 Public Square, The Park Building, Suite 208, Cleveland, Ohio 44114 ("AUGRID").

BACKGROUND

A Ceravision has developed and is developing certain technology relating to ceramic-based field emission flat-screen displays and holds (either directly or through its Associates) certain patent applications and other intellectual property rights in relation to such technology and in relation to manufacturing processes and equipment to produce and sell such displays and components for incorporation into such displays.

B Ceravision (Ireland) Limited is a subsidiary undertaking of Ceravision and holds licences of Ceravision's Intellectual Property Rights and has agreed to license Augrid to use such rights to the extent necessary for it to produce the Products as more particularly set out in the Licence Agreement.

C ITW is a subsidiary undertaking of Ceravision and manufactures (under licence of some of Ceravision's Intellectual Property Rights) certain laser sealing machinery necessary for Augrid to produce the Products as more particularly set out in the Licence Agreement.

D Augrid wishes to be provided with prototypes of displays for use in GPS/DVD Equipment; to have ITW supply laser sealing machinery for first, a pilot manufacturing line and subsequently, a full scale manufacturing line to manufacture such displays; to be granted a licence by Ceravision (Ireland) Limited to manufacture and sell displays for use only in GPS/DVD Equipment using Technology; and in due course to purchase components for incorporation into such displays to be supplied by Ceravision or its Associates or nominated suppliers, such components being necessary for a technically proper exploitation of the Technology.


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IT IS AGREED:

1.       INTERPRETATION

         1.1 In this Agreement unless the context otherwise requires the following words and expressions have the following meanings:

                  "ASSOCIATE" in relation to any undertaking means an undertaking connected with it within the meaning of the Block Exemption.

                  "AUTOMOBILE" automotive land vehicles, excluding military vehicles and racing vehicles.

                  "BLOCK EXEMPTION" the Technology Transfer Block Exemption contained in Commission Regulation 240/96 of January 31 1996.

                  "BUSINESS DAY" a day (other than a Saturday) on which clearing banks in the City of London are open for normal sterling banking business.

                  "CERAVISION IRELAND" Ceravision (Ireland) Limited a company incorporated in Ireland under registration number 321650 with registered office at 1 High Street, Dublin 8, Ireland.

                  "CERAVISION'S INTELLECTUAL PROPERTY RIGHTS" Intellectual Property Rights of Ceravision or its Associates.

                  "CONFIDENTIAL INFORMATION" all the information relating to the Prototypes, the Pre-Production Products, the Products and the machinery for production thereof whether or not comprised in the Technology and/or Ceravision's Intellectual Property together with any other information relating to the technology or business affairs of Ceravision or its Associates in each case disclosed by Ceravision or its Associates to Augrid or otherwise obtained by or coming to the knowledge of Augrid (whether in writing, orally, pictorially, in machine-readable form, by observation during visits, by examination of Prototypes or otherwise howsoever) directly or indirectly from Ceravision or its Associates which is indicated to be confidential or which by virtue

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                  of its nature or content is clearly of a confidential nature, and any information derived from any such information.

                  "DVD" Digital Video Disc or CD-ROM as those terms are understood at the date of this agreement.

                  "GPS" the global positioning system as that term is understood at the date of this agreement including differential GPS and including future enhancements to the GPS system.

                  "GPS/DVD" equipment fixed (or designed solely to be fixed) into Automobiles only for (i) GPS navigation only or (ii) display of information recorded on DVD only or for combined uses (i) and (ii) only. For avoidance of doubt, any equipment which is adapted to any information other than GPS navigational information and/or information recorded on DVD does not fall within this definition.

                  "INTELLECTUAL PROPERTY RIGHTS" intellectual property of all types, including patents, design, copyright, registered designs, trade marks, trade names, know-how and other similar such rights existing or arising anywhere in the world (including applications for and rights under licences of any of the foregoing) which relate to the Prototypes, the Pre-Production Products or the Products or the Technology.

                  "ITW" International Technology Works, Inc., a California corporation whose principal office is at 10134 Artesia Place, Bellflower, California.

                  "LICENCE AGREEMENT" the licence agreement to be entered into between Ceravision (Ireland) Limited and Augrid for the manufacture and sale of the Products in the agreed form.

                  "MACHINERY LEASE AGREEMENT" the agreement for the supply of machinery and associated services and disclosure of know-how to be entered into between ITW and Augrid in the agreed form.

                  "MILESTONE" the step towards completion of Phase One specified in Schedule 2.

                  "PHASE ONE" the research and development project to develop and supply Prototypes to Augrid.

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                  "PHASE ONE COMPLETION" the date on which Ceravision delivers prototypes in accordance with Clause 3.1.

                  "PHASE TWO" the project for the establishment by Augrid of the Pilot Line including the supply by ITW of a laser sealing machine for the Pilot Line in accordance with the Machinery Lease Agreement.

                  "PHASE TWO COMPLETION" the date on which Ceravision notifies Augrid that Ceravision and ITW have fulfilled all their obligations under this Agreement and the Machinery Lease Agreement for Phase Two whether or not Augrid has then completed the Pilot Line.

                  "PHASE TWO MACHINE" the laser sealing machine to be supplied by ITW during Phase Two in accordance with the Machinery Lease Agreement.

                  "PHASE TWO NOTICE" a single notice to be given by Augrid to Ceravision in the form set out in Schedule 3 certifying that Augrid has available financial resources to complete Phase Two and giving Ceravision 30 days' notice to commence Phase Two.

                  "PHASE THREE" the project for the establishment by Augrid of a manufacturing plant. to manufacture Products on a full production scale including the supply by ITW of specialist manufacturing equipment in accordance with the Machinery Lease Agreement.

                  "PHASE THREE COMPLETION" the date on which Ceravision notifies Augrid that Ceravision and ITW have fulfilled all their obligations under this Agreement and the Machinery Lease Agreement for Phase Three whether or not Augrid has then completed the manufacturing plant.

                  "PHASE THREE NOTICE" a single notice to be given by Augrid to Ceravision in the form set out in Schedule 4 certifying that Augrid has available financial resources to complete Phase Three and giving ITW 30 days' notice to commence Phase Three.

                  "PILOT LINE" a pilot manufacturing line to be established by Augrid for the manufacture of Products on a pre-production scale.

                  "PRE-PRODUCTION PRODUCTS" any Products produced during the course of Phase Two or Phase Three of the Project prior to full-scale production.

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                  "PRODUCTS" 6.5 inch (diagonal measurement) field emission
                  displays on a ceramic substrate exclusively for incorporation in GPS/DVD Equipment.

                  "PROJECT" Phase One, Phase Two and Phase Three.

                  "PROPRIETARY COMPONENTS" components (particularly anodes and cathodes) required for incorporation in Products which components are the subject of, or can only be produced using, any of Ceravision's Intellectual Property Rights.

                  "PROTOTYPE" a prototype of the Products produced by Ceravision or its Associates (whether or not complying with the Specification).

                  "QUARTER" a period of three months (and "quarterly" shall be construed accordingly).

                  "SPECIFICATION" the specification for the Prototypes set out in Schedule 1.

                  "TECHNOLOGY" all technology known to Ceravision or its Associates, whether truly confidential or not, whether included in Ceravision's Intellectual Property Rights or not, embodied or to be embodied in the Prototypes, the Pre-Production Products or the Products or in the processes and machinery which will be required by Augrid in the manufacture of Products (whether existing at the date of this Agreement or developed by Ceravision during the term of the Project) including all know-how, inventions, designs, drawings, technical specifications, computer programs and other technology of whatever nature.

                  "TERM" the term of this Agreement being the period from the date of this Agreement until it terminates under Clause 14.1.

                  "UK" Great Britain and Northern Ireland.

                  "US" United States of America.

                  "VAT" value added tax or any other tax or levy of substantially similar effect.

         1.2      In this Agreement, unless the context otherwise requires:

                  1.2.1 the singular includes the plural and vice versa and reference to any gender includes the other genders;


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                  1.2.2    references to persons include companies,
                           unincorporated associations and partnerships;

                  1.2.3 references to "the term of the Project" are to the period (from the date of this Agreement until the Project terminates under Clause 14.1;

                  1.2.4 words and phrases defined in the Companies Act 1985 have the same meanings, but the word "company" includes any body corporate;

                  1.2.5 references to "Clauses" are to clauses or sub-clauses of this Agreement, references to "Schedules" are to schedules to this Agreement and references within a Schedule to "paragraphs" are to paragraphs of that Schedule;

                  1.2.6 the "(pound)" symbol or the word "pounds" denotes pounds sterling and the $ symbol or the word "dollars" denote US dollars;

                  1.2.7 references to any document "in the agreed form" are to that document in the form of the draft initialled for the purposes of identification by or on behalf of the parties to this Agreement;

                  1.2.8 references to any rate of interest mean that rate as from time to time in force, calculated from day to day on the basis of a 365 day year, and compounded on the last day of March, June, September and December in each year, both before and after judgment; and references to a base lending rate, if there is no such published or determinable rate at the appropriate time, mean such reasonably equivalent rate in accordance with Clause 9.3 below; and

                  1.2.9 examples preceded by the word "including" are to be construed as not limiting the generality of the words preceding it.

         1.3      In this Agreement:

                  1.3.1 any reference to a statute or statutory instrument or any section or part of it includes any enactment replacing or amending it (with or without modification) or any instrument, order or regulation made under it and

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                           also includes any past statutory provision (as from
                           time to time modified or re-enacted) which it has directly or indirectly replaced;

                  1.3.2 headings are for convenience only and are not to affect the construction of anything in this Agreement; and

                  1.3.3 references to any English legal term for any action, remedy, judicial process, process, legal document, legal status, court, official or legal concept shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

         1.4 The Schedules are an integral part of this Agreement and are to be construed as one with it, and references to this Agreement include the Schedules.

2.       CONDITION PRECEDENT AND RELATED AGREEMENTS

         2.1 This Agreement is conditional upon the Licence Agreement and the Machinery Lease Agreement being entered into by the parties and being or becoming unconditional in all respects (save as to any condition requiring this Agreement to be or become unconditional). If this condition shall not be fulfilled within seven days after the date of this Agreement this Agreement shall be of no effect and neither party shall have any liability to the other.

         2.2 Augrid shall enter into the Licence Agreement and the Machinery Lease Agreement on or as soon as practicable after the date of this Agreement.

         2.3 Ceravision shall procure that Ceravision Ireland and ITW enter into the Licence Agreement and the Machinery Lease Agreement respectively on or as soon as practicable after the date of this Agreement. Having satisfied its obligation under this Clause 2.3 Ceravision shall not be responsible for the performance by Ceravision Ireland and ITW of their obligations under the Licence Agreement and the Machinery Lease Agreement respectively which shall be the sole responsibility of Ceravision Ireland and ITW respectively.

         2.4 Where this Agreement provides for the parties or their Associates to agree or negotiate during the Term any other agreement (not being the Licence Agreement or

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                  the Machinery Lease Agreement), contractual terms or other arrangements (including prices or specifications for machines or components) the parties state their intention to negotiate in good faith to agree reasonable commercial terms for such arrangements but such agreements shall not be conditions of this Agreement and this Agreement, the Licence Agreement and the Machinery Lease Agreement shall remain in all respects valid and enforceable notwithstanding any future to agree such arrangements.

3.       PHASE ONE

         3.1 During Phase One Ceravision will use its reasonable endeavours to develop and produce, within one year of the date of this Agreement, ten Prototypes complying with the Specification; provided that:

                  3.1.1 Ceravision shall not be required to expend all of its effort on the Project, nor shall Ceravision and its Associates be required to expend in aggregate on Phase One (including their internal costs and overheads) more than $3,000,000; and

                  3.1.2 Ceravision shall not be required to devote its entire resources or entire key personnel to the Project and shall not be prevented by this Clause 3.1 or Clause
                           2.2 from giving undertakings to use its best endeavours in other projects.

         3.2 Ceravision will devote such time, resources and personnel to the Project as it considers (in its sole discretion) necessary to comply with its obligations under this Agreement.

         3.3 Ceravision will be required to incorporate into the Prototypes only such of its existing or developed technology as is required to comply with the Specification. Ceravision will not be required to and does not guarantee to incorporate all of its existing or developed technology if that is not a requirement under the Specification.

         3.4 The Specification may not be altered (save as contemplated therein) other than with the written consent of Ceravision and Augrid.

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         3.5      Ceravision will use its reasonable endeavours (subject to
                  Clauses 3.1.1 and 3.1.2) to supply ten Prototypes to Augrid which comply with the Specification at a time or times to be determined by Ceravision within one year of the date of this Agreement. It is anticipated that during Phase One Ceravision will also supply preliminary Prototypes not complying fully with the Specification, but demonstrating the current state of work towards production of Prototypes which do so comply. The Prototypes shall at all times remain the property of Ceravision and shall be marked as such. Should Ceravision require longer to provide the Prototypes which comply with the Specification, it shall give notice (and may give notice from time to time) to Augrid that it requires further time for such supply and of the amount of such further time as Ceravision estimates to be required. Ceravision shall have no liability in respect of any such delay.

         3.6 Augrid shall have the right to use the Prototypes until it commences production of the Pre-Production Products or this Agreement is terminated, whichever occurs first ("Prototype Use Period"). At the expiration of the Prototype Use Period, Augrid, at its expense, shall return all of the Prototypes to Ceravision.

         3.7 For the avoidance of doubt, and not withstanding the generality of Clause 8, all intellectual property and technology developed during Phase One, whether relating to the Prototypes or not, shall belong exclusively to Ceravision, or such of its Associates in which it vests by operation of law.

4.       PHASE TWO

         4.1 Phase Two shall commence 30 days after Augrid shall give the Phase Two Notice and shall order and pay the deposit for the Phase Two Machine in accordance with the Machinery Lease Agreement. The Phase Two Notice may not be given more than six months after Phase One Completion. If the Phase Two Notice is given before Phase One Completion, the costs incurred by Augrid in respect of Phase Two shall be at the risk of Augrid in the event of failure of Phase One.

         4.2 Augrid may not give the Phase Two Notice unless it has available to it financial resources to fund all expenditures envisaged in Phase Two as set out in the form of notice in
                  Schedule 3 and has attached confirmation from a bank acceptable to Ceravision confirming the availability of such resources.

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         4.3      During Phase Two, Augrid shall provide premises, facilities, machinery (other than the Phase Two Machine), labour and all other requirements for the establishment and commissioning of the Pilot Line. Augrid shall use its best endeavours to establish and commission the Pilot Line within six (6) months after the delivery of the Phase Two Machine.

         4.4 During Phase Two, Ceravision shall produce or procure the production of detailed specifications, initial or indicative prices and terms for supply of Proprietary Components in and after Phase Three. The parties shall endeavour to negotiate reasonable terms for such supply. The parties recognise that Proprietary Components are necessary for a technically proper exploitation of the licensed Technology. Augrid agrees to buy all its requirements for Proprietary Components from Ceravision or its nominated supplier and Ceravision shall use reasonable endeavours to make such supplies available to Augrid.

         4.5 For the avoidance of doubt, and notwithstanding the generality of Clause 8, all Intellectual Property and Technology developed during Phase Two, whether relating to the Prototypes or not, shall belong exclusively to Ceravision, or such of its Associates in which it vests by operation of law.

5.       PHASE THREE

         5.1 Phase Three shall commence 30 days after Augrid shall give the Phase Three Notice and shall order and pay the deposit for laser sealing equipment as provided in of the Machinery Lease Agreement. The Phase Three Notice may not be given before nor more than six months after Phase Two Completion. By giving the Phase Three Notice, Augrid accepts that Phase One and Phase Two have been successfully completed and that Ceravision and ITW have discharged their obligations in full under this Agreement and the Machinery Lease Agreement in Phase Two.

         5.2 Augrid may not give the Phase Three Notice unless it has available to it financial resources to fund all expenditure envisaged in Phase Three as set out in the form of notice in
                  Schedule 4 and has attached confirmation from a bank acceptable to Ceravision confirming the availability of such resources.

         5.3 During Phase Three Augrid shall provide premises, facilities, machinery (other than the laser sealing machinery to be provided by ITW under the Machinery Lease

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                  Agreement), labour and all other requirements for the
                  establishment and commissioning of a manufacturing plant for the Products. Augrid shall use its best endeavours to establish and commission the manufacturing plant within one year after the commencement of Phase Three.

6.       LICENCE TO MANUFACTURE AND EXCLUSIVITY

         6.1 Ceravision shall, or shall procure that such of its Associates as hold any necessary Ceravision's Intellectual Property Rights shall, from time to time during the Term assign or license to Ceravision Ireland such of Ceravision's Intellectual Property Rights as are licensed by Ceravision Ireland to Augrid under the Licence.

         6.2 During the Term Ceravision will not and will procure that none of its subsidiary undertakings will:

                  6.2.1 do anything which if done by Ceravision Ireland would constitute a breach by it of Clause 2 of the Licence Agreement (exclusivity);

                  6.2.2 assign or license to any person any of Ceravision's Intellectual Property Rights on terms which would allow the licensee or assignee to do anything which if done by Ceravision Ireland would constitute a breach by it of Clause 2 of the Licence Agreement.

         6.3 Subject to Clause 6.2 Ceravision will be entitled to license Ceravision's Intellectual Property, including any of the Technology or any of its other technology, or to enter into any arrangement with any person or to take any other action it considers appropriate to supply, develop, manufacture or otherwise deal in any goods embodying Ceravision's Intellectual Property and/or the Technology or any of its other technology.

7.       PROTOTYPES AND PRE-PRODUCTION PRODUCTS

         7.1 Augrid will not dismantle or reverse engineer the Prototypes or Pre-Production Products or otherwise attempt to reproduce the Prototypes or Pre-Production Products except in accordance with the Licence Agreement. Augrid will not dismantle or reverse engineer or otherwise attempt to reproduce the laser sealing machines to be supplied by ITW under the Machinery Lease Agreement.

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         7.2      Augrid will, at its own expense, keep the Prototypes, the
                  Pre-Production Products and the laser sealing machines to be supplied by ITW under the Machinery Lease Agreement in its possession and under strict security as recommended by security consultants appointed by Ceravision and will comply with any security measures reasonably specified by such consultants from time to time, which may include constant supervision by or on behalf of Ceravision. Augrid shall give the security consultants appointed by Ceravision access to its promises and personnel to enable them to make and review compliance with their recommendation. Augrid shall at all times keep the Prototypes and Pre-Production Products insured against all risks including accidental damage in their full replacement cost. Augrid will not be entitled to use sell or deal with the Prototypes or Pre-Production Products other than for demonstration and evaluation purposes or otherwise as specifically permitted by Ceravision.

         7.3 The Prototypes and the Pre-Production Products shall be the property of Ceravision. Augrid shall not part with possession of any Prototypes or Pre-Production Products and shall upon request by Ceravision account for the whereabouts of each of the Prototypes or Pre-Production Products and/or deliver up to Ceravision the Prototypes or Pre-Production Products or any of them.

8.       INTELLECTUAL PROPERTY RIGHTS

         8.1 All Intellectual Property Rights in the Prototypes, the Pre-Production Products, the Products, the laser sealing machines to be supplied by ITW under the Machinery Lease Agreement and the Technology (whether existing at the date of this Agreement or developed or registered during the term of the Project) belong and will belong to Ceravision or its Associates. Augrid agrees that it does not own and will not own any Intellectual Property Rights in the Prototypes, the Pre-Production Products, the Products, the laser sealing machines to be supplied by ITW under the Machinery Lease Agreement and/or the Technology. Ownership of any such rights in improvements in the Products or the laser sealing machines or processes for producing the Products shall be in accordance with the provisions of the Licence Agreement and the Machinery Lease Agreement. Without prejudice to the generality of the foregoing nothing in this Agreement, nor the supply by Ceravision or any of its Associates to Augrid or any of its Associates of any machinery or other goods or any services shall confer any licence (implied or otherwise) to use or otherwise to exploit Ceravision's Intellectual Property Rights (or to use such machinery or goods) which is not expressly set out in the Licence Agreement and in the Machinery Lease Agreement.

         8.2 Ceravision may defer the supply of any Prototypes to Augrid until such time as Ceravision has applied for patent protection in respect of the relevant Technology but if it does so Ceravision shall promptly apply for such protection.

9.       PAYMENTS

         9.1 In consideration for the services in Phase One referred to in Clause 2 Augrid will pay Ceravision:

                  9.1.1 $1,000,000 (one million dollars) on the date that is the latter of (i) five (5) business days after the execution of this Agreement, or (ii) the execution of the Machinery Lease Agreement;

                  9.1.2 $1,000,000 (one million dollars) six months after the date of this Agreement or seven days after Ceravision notifies Augrid that the Milestone has been achieved, whichever is the earlier (so that for the avoidance of doubt such payment shall not be conditional on achievement of the Milestone); and

                  9.1.3 $1,000,000 (one million dollars) seven days after Ceravision delivers the ten Prototypes (or the last of the ten Prototypes) complying with the Specification in accordance with Clause 3.1 (such payment being conditional upon such delivery).

         9.2 All sums stated in this Agreement are exclusive of VAT and sales taxes and net of all withholding taxes, imposts and levies, which if applicable will be paid in addition at the same time as the payment to which it relates or, if later, upon demand by Ceravision.

         9.3 Any sum payable by Augrid to Ceravision in connection with this Agreement which is not received by Ceravision in cleared funds on the due date shall bear interest at 4% above the base lending rate of Lloyds TSB Bank plc from the due date until receipt by Ceravision in cleared funds. All payments to be made by Augrid to Ceravision shall be made free of any deduction, set-off, counterclaim, enquiry or any other matter whatsoever.

         9.4 Time for the making of payments by Augrid to Ceravision is of the essence of this Agreement. Payments shall only be treated as having been made when they are received in cleared funds in the account specified in Clause 9.7.

         9.5 No part of the consideration paid by Augrid to Ceravision and its Associates shall be refundable to Augrid in any circumstances whatsoever, provided that this Clause shall not be construed as excluding any right of Augrid to claim damages for breach of contract by Ceravision.

         9.6 All payments to Ceravision in accordance with this Agreement shall be made to the following bank account:

                           Account Name: Ceravision Limited

                           Account Number 11163825

                           Bank: Lloyds TSB Bank

                           Branch: Secklow Gate, Milton Keynes, UK

                           Sort Code: 30-15-53

                  or to such other dollar account in the UK or the US as Ceravision may nominate for the purpose.

         9.7 Augrid shall not exhibit, publicise or otherwise disclose the Prototypes referred to in Clause 9.1.3 to any person until it has made all the payments required by Clause 9.1.3 and has previously paid the amounts required by Clauses 9.1.1 and 9.1.2.

10.      WARRANTIES & LIABILITY

         10.1     Augrid warrants to Ceravision that:

                  10.1.1 Augrid is a corporation organised and validly existing and in good standing under the laws of the State of Nevada.

                  10.1.2 Augrid has the necessary power and authority to enter into and perform this Agreement and has taken all corporate action necessary to authorise this Agreement and this Agreement constitutes a valid and binding obligation of Augrid in accordance with its terms.

                  10.1.3 The execution by Augrid of, and the performance by Augrid of its obligations under, this Agreement does not and will not:

                           10.1.3.1 require the consent of or any filing with any court, authority or person;

                           10.1.3.2 result in a breach of, or constitute a default under, any instrument to which Augrid or any of its Associates is a party or by which Augrid or any of its Associates is bound; or

                           10.1.3.3 result in a breach of any order, judgment or decree of or undertaking to any court, authority or person to which Augrid or any of its Associates is a party or by which Augrid or any of its Associates is bound.

         10.2     Ceravision warrants to Augrid that:

                  10.2.1 Ceravision is a company duly incorporated under the laws of England and Wales;

                  10.2.2 Ceravision has the necessary power and authority to enter into and perform this Agreement and has taken all corporate action necessary to authorise this Agreement and this Agreement constitutes a valid and binding obligation of Ceravision in accordance with its terms;

                  10.2.3 the execution by Ceravision of, and the performance by Ceravision of its obligations under, this Agreement does not and will not:

                           10.2.3.1 require the consent of or any filing with any court, authority or person;

                           10.2.3.2 result in a breach of, or constitute a default under, any instrument to which Ceravision or any of its Associates is a party or by which Ceravision or any of its Associates is bound; or

                           10.2.3.3 result in a breach of any order, judgment or decree of or undertaking to any court, authority or person to which Ceravision or any of its Associates is a party or by which Ceravision or any of its Associates its bound;

                  10.2.4 Ceravision has no present knowledge that Ceravision's Intellectual Property Rights are not or will not be valid and subsisting;

                  10.2.5 Ceravision or its Associates are the owners of the patent applications detailed in the Licence Agreement;

                  10.2.6 Ceravision believes at the date of this Agreement, in the light of the technical information known to it and its experience of the relevant technology and having taken reasonable care in forming its opinion, that:

                           10.2.6.1 it (or its Associates) will be able to produce the Prototypes during the time allowed for Phase One;

                           10.2.6.2 it (or its Associates) will be able to produce and deliver the Phase Two Machine during Phase Two;

                           10.2.6.3 the laser sealing machines to be supplied by ITW under the Machinery Lease Agreement will, if Augrid fulfils its obligations and provides all materials, machinery, facilities and other things required which are not Ceravision's responsibilities under this Agreement, and acquires the Proprietary Components from Ceravision or its Associates or nominated suppliers, be capable of carrying out their laser sealing function in the production of the Pre-Production Products and the Products;

                  10.2.7 neither Ceravision nor any of its Associates is a party to any litigation or arbitration proceedings in relation to Ceravision's Intellectual Property Rights or in relation to any allegation that the Technology does or will infringe the Intellectual Property Rights of any person and no such proceedings have been threatened against Ceravision or any of its Associates;

                  Provided that nothing in this Clause 10.2 or elsewhere in this Agreement shall be construed as a warranty that Ceravision's Intellectual Property Rights are or will be valid, subsisting and enforceable nor that the Technology does not and will not infringe the Intellectual Property Rights of any other person, and any warranty or representation to such effect is expressly excluded.

         10.3 Ceravision will comply with its specific obligations under this Agreement but otherwise gives no warranty whatsoever in relation to any aspect of the Project save as expressly set out in Clause 10.2. Save as to the extent of its present belief as expressly set out in Clause 10.2 Ceravision does not warrant that it has or ever will have the ability to develop the Technology necessary to produce the Prototypes, the Pre-Production Product or the Products.

         10.4 If Ceravision and its Associates fails to comply with any of its obligations under this Agreement and the Licence Agreement and the Machinery Lease Agreement, their liability (if any) to Augrid for damages for breach of contract or otherwise in relation to this Agreement or its subject-matter (including for misrepresentation, negligence or breach of statutory duty but excluding a liability due to Ceravision's own fraud or liability for death or personal injury arising from Ceravision's own negligence) in respect of such failure shall be limited so that the aggregate liability of Ceravision and its Associates shall not exceed the total amount received by Ceravision and its Associates in relation to the phase of the Project in which the default occurs. In no circumstances shall the payments made by Augrid to Ceravision or its Associates in relation to Phase One and Phase Two be refundable after Phase One Completion, nor shall such payments be treated for any purposes as a loss for which Augrid is entitled to be compensated even if there shall subsequently be discovered some breach by Ceravision of its obligations in relation to Phase One. No officer, employee or agent of Ceravision or of any of its Associates shall have any liability to Augrid in relation to this Agreement or its subject matter (save in respect of his own fraud). Such officers, employees or agents and Ceravision's Associates may enforce this term of this Agreement as provided in the Contracts (Rights of Third Parties) Act 1999.

         10.5 The parties agree that Phase One and Phase Two essentially comprise exploratory research. In these circumstances the parties agree that it is reasonable that:

                  10.5.1 the monies paid by Augrid to Ceravision and its Associates are not refundable in any circumstances;

                  10.5.2 no liability shall accrue to Ceravision and its Associates for any delay in performing their obligations in Phases One and Two, and Ceravision and its Associates shall have the time they advise they require to discharge their obligations;

                  10.5.3 no warranty is being given by Ceravision or its Associates relating to the throughput of the laser sealing machine(s) to be supplied in Phase Three. The specification of these machines will be established prior to or at the completion of Phase Two; and

                  10.5.4 if Ceravision or its Associates fail to comply with their obligations under this Agreement, the Licence Agreement or the Machinery Lease Agreement or their subject matter in Phase One or Phase Two their aggregate liability in respect of such failures (other than liability for death or personal injury arising from negligence) shall not exceed $500,000.

                  Ceravision's Associates may enforce this term of this Agreement as provided in the Contracts (Rights of Third Parties) Act 1999.

11.      REPORTING AND ACCESS

         11.1 Ceravision will issue oral reports at least monthly and written reports at least quarterly on the progress of Phase One and PhaseTwo.

         11.2 Both Ceravision and Augrid will be entitled to visit each other's premises at regular intervals on giving reasonable advance notice of the visit. Other than in exceptional circumstances visits by Augrid to Ceravision should not be more often than quarterly. Augrid will be entitled to be accompanied by potential investors funders or employees on its visits (subject to the prior approval of Ceravision such approval not to be unreasonably withheld, and subject to such persons signing confidentiality undertakings in such form as Ceravision shall require) and Ceravision agrees that it will not initiate or receive from such persons any communication without the prior consent or request of Augrid. Augrid shall not communicate with any director (other than Anthony Cooper or Timothy Reynolds), employee, contractor or supplier of Ceravision without the express written consent or Ceravision.

12.      CONFIDENTIALITY

         12.1 Augrid will maintain the Confidential Information as strictly confidential and:

                  12.1.1 will not use it or any part of it for any purpose other than for the purposes of the Project;

                  12.1.2 will not part with possession of it or any part of it as regards any information relating to the manufacture of the Products (the parties recognise that certain information which is presently confidential, and is presently to be kept confidential, will be disclosed by sale of the Products tinder the Licence Agreement);

                  12.1.3 will safeguard it as appropriate for sensitive commercial and technical information, including through taking reasonable security measures at its own expense;

                  12.1.4 will not without the prior written consent of Ceravision disclose any of the Confidential Information to any person other than its employees who are required in the course of their duties to receive and consider it for evaluating the Project and who shall be informed by the Augrid of the confidential nature of the information; Augrid shall procure that Augrid's employees observe the terms of this Agreement and Augrid shall be responsible for any breach by such employees or any other person to whom it may have disclosed Confidential Information or any part of it with or without the consent of Ceravision;

                  12.1.5 will not without the prior written consent of Ceravision allow any of the Confidential Information or any Prototype or Pre-Production Product to be transmitted, transported or held outside of the US or the UK; and

                  12.1.6 following the termination of this Agreement under Clause 14.1 (except where termination is under Clause
                           14.1.1 upon entering into of the Licence Agreement). will return to Ceravision on request all of the Confidential Information which is in a physical form (including all copies) and will destroy any other records (including, without limitation, those in machine-readable form) containing any of the Confidential Information and will not thereafter use Confidential Information or any part of it for any purpose.

         12.2 The terms of Clause 12.1 will apply both during and after the term of the project and will survive termination of this Agreement for any reason.

         12.3 The undertakings of Augrid in Clause 12.1 will not apply in respect of any of the Confidential Information:

                  12.3.1 which is or comes into the public domain through no act or default on the part of Augrid or its Associates or their directors, employees or advisers; provided that information shall not be deemed to be in the public domain by reason only that it is known to only a few of those people to whom it may be of commercial interest; and a combination of two or more portions of the Confidential Information shall not be deemed to be in the public domain by reason only of each separate portion being in the public domain; or

                  12.3.2 which Augrid can show by letter to Ceravision within 30 days of the date of this Agreement was in its possession or known to it by being in its use or being recorded in its files prior to the date of this Agreement and which was not previously acquired by Augrid directly or indirectly from Ceravision under an obligation of confidence; or

                  12.3.3 which is hereafter lawfully disclosed or made available to Augrid from a source other than Ceravision without breach by Augrid or such source of any obligation of confidentiality or non-use owed towards Ceravision.

         12.4 The undertakings of Augrid in Clause 12.1 shall not apply to any disclosure of Confidential Information or any part of it required by an order of a court of competent jurisdiction, provided that Augrid shall have taken all reasonable steps to avoid such disclosure becoming necessary.

         12.5 In case of any dispute as to whether any of the exceptions in this Clause 12 applies it shall be for Augrid to prove that it does apply.

         12.6 If the exceptions in this Clause 12 apply to some but not all of the Confidential Information, those exceptions shall not thereby apply to a combination of parts of the Confidential Information to which they do and do not apply.

         12.7 Each party will be entitled to disclose the fact that it is working on this Project with the other. Augrid may make public the general features and benefits of the Products for marketing purposes subject to obtaining Ceravision's prior written consent (which shall not be unreasonably withheld) but shall use its best endeavours to minimise disclosure of Confidential Information or any part of it in so doing.

         12.8 Save as expressly provided in Clauses 3.4 and 3.7 of this Agreement or as expressly provided in the Licence Agreement Ceravision will not be obliged to disclose any of the Confidential Information or to supply details of any of the Technology to Augrid.

13.      ADVERTISING

         13.1 Augrid will be entitled to issue publicity, and advertising material in relation to the Prototypes provided that no part of the Confidential Information is disclosed and provided that Ceravision has approved the material in writing before it is published, such approval not to be unreasonably withheld.

         13.2 All Prototypes and Pre-Production Products will be branded under such Ceravision trade mark as may be required by Ceravision from time to time and Augrid must ensure that the name of Ceravision is credited in all publicity and advertising material in a manner as required by Ceravision. Augrid will indicate on such material in the manner required by Ceravision that the technology embodied in the Prototype or Pre-Production Product is patented.

         13.3 Augrid will not exhibit the Prototypes or Pre-Production Products without Ceravision's consent and then only if a representative of Ceravision is present at the exhibition unless the requirement of such presence is waived in writing by Ceravision.

14.      TERMINATION

         14.1     This Agreement shall terminate:

                  14.1.1   upon Phase Three Completion;

                  14.1.2 if the Licence Agreement or the Machinery Lease Agreement shall terminate or become invalid or unenforceable for any reason (provided always that if the Licence Agreement or the Machinery Lease Agreement shall be discharged or terminated due to breach by Augrid or its act or default Ceravision may elect to treat this Agreement as continuing):

                  14.1.3 at any time after Phase One Completion upon Augrid notifying Ceravision that it does not intend to give a Phase Two Notice or at any time after Phase Two Completion upon Augrid notifying Ceravision that it does not intend to give a Phase Three Notice;

                  14.1.4 if Augrid fails to give a Phase Two Notice within the period specified in Clause 4.1 or fails to give a Phase Three Notice within the period specified in Clause 5.1;

                  14.1.5 if Augrid having failed to make any payment (whether under this Agreement, the Licence Agreement or the Machinery Lease Agreement) to Ceravision or any of its Associates when due, has not made payment within 14 days of the date of a notice given to Augrid by Ceravision requiring Augrid to remedy such default and Ceravision gives notice to Augrid terminating this Agreement; provided that for the purposes of this Clause 14.1.5 only (and without prejudice to any other remedy Ceravision may have) Augrid shall be entitled, once and once only during the Term, to claim a single period of grace of up to 120 days during which Ceravision shall not be entitled to terminate this Agreement under this Clause 14.1.5 (provided further that if at any time during the Term Augrid shall fail to make any payment to Ceravision or any of its Associates by the date 21 days after the due date for payment Augrid shall be deemed to have claimed its period of grace);

                  14.1.6   if either party:

                           14.1.6.1 is in material breach of its obligations under this Agreement (or in the case of Augrid, of its obligations under the Licence Agreement, the Machinery Lease Agreement or any other contract or arrangement relating to the Project) and (if such breach is capable of remedy) fails to remedy such breach within a reasonable time specified in a notice given to it by the other party requiring it to do so; or

                           14.1.6.2 has a petition presented against it for its winding-up or administration or passes a resolution or convenes a meeting to consider a resolution for winding-up or has a receiver or administrative receiver appointed in respect of any of its assets or proposes any voluntary arrangement with its creditors or takes or has any action taken in respect of it under the law of any jurisdiction relating to bankruptcy, insolvency, moratorium or protection from creditors;

                   and the other party gives notice terminating this Agreement;

                  whichever shall first occur.

         14.2 Ceravision may terminate this Agreement immediately by notice in writing upon Augrid if there is a change of control of Augrid where "control" means the ability to direct the affairs of another whether by contract, ownership of shares or otherwise howsoever.

         14.3     Upon termination of this Agreement for any reason:

                  14.3.1   the Project will automatically terminate;

                  14.3.2 subject to Clauses 14.5 and 14.6 the rights and obligations of the parties under this Agreement will terminate;

                  14.3.3 Ceravision will not be required to refund to Augrid any payments made by Augrid pursuant to Clause 9;

                  14.3.4 if the Agreement terminates during Phase One under Clauses 14.1.5 or 14.1.6 otherwise than due to a default by Ceravision, Ceravision will be entitled to immediate payment by Augrid if all sums which would have been payable under Clause 9.1 had Phase One been completed;

                  14.3.5 subject to Clause 14.3.4 Augrid's payment obligations under Clause 9 shall cease with effect from the date of termination of the Agreement except that all sums due for payment before the date of termination of the Agreement (and any interest thereon to the date of payment) shall remain due;

                  14.3.6 Augrid shall immediately return any Prototypes, Pre-Production Products and the Confidential Information to Ceravision (except where termination is under Clause 14.1.1 upon entering into of the Licence Agreement).

         14.4 Termination of the obligations of either party under this Clause 14 is without prejudice to its liability for any breach of this Agreement prior to such termination or to its obligation to do anything which it ought to have done before such termination.

         14.5 The provisions of Clauses 8 and 12 of this Agreement will continue to apply following termination of this Agreement.

         14.6 If at any time Augrid shall be in breach of any of its obligations under this Agreement, the Licence Agreement or the Machinery Lease Agreement then, without prejudice to any other right or remedy it may have in respect of such breach, Ceravision shall be entitled to suspend further performance by it of this Agreement until such time as Augrid shall have remedied the breach.

15.      GENERAL

         15.1 This Agreement and attached Schedules together with the Licence Agreement and the Machinery Lease Agreement sets out the entire agreement between Augrid and Ceravision and its Associates in connection with the transactions contemplated by this Agreement and supersedes all previous negotiations and agreements oral or written. Schedules 1-4 are hereby fully incorporated herein. All previous agreements between the parties are agreed to be superseded and to have no further effect except in relation to confidentiality. Each party acknowledges that it has not relied on any warranty or representation by the other or by any of its Associates or their respective officers, employees or agents save as set out in this Agreement and waives any rights it may have in respect of any such warranty or representation not set out in this Agreement. In particular, all obligations and benefits arising from the Agreement between the parties dated 24 September 1998 are hereby cancelled.

         15.2 This Agreement is not capable of being varied except in writing signed by the authorised representatives of each of the parties.

         15.3 This Agreement is personal to Augrid and neither it nor any benefit arising under it may be assigned by Augrid without the prior written consent of Ceravision, which consent shall not be unreasonably withheld if the proposed assignee agrees in writing to assume all of Augrid's obligations hereunder, except in the case where Ceravision in good faith believes that the proposed assignee (i) is a direct or indirect competitor of Ceravision or its Associates, (ii) would not effectively exploit the Technology and maximize the production of Products pursuant to the provisions herein, or (iii) has been a defendant in any lawsuit or other proceeding involving intellectual property infringement, unfair competition, unfair trade practices, fraud or similar claims, where in all such cases Ceravision shall have the right to withhold its consent in its sole discretion. Ceravision may assign the benefit of this Agreement to any company to which the whole of its business and technical expertise relevant to the Project is transferred so long as Ceravision has determined that such assignee has the capability to comply with this Agreement in the same manner as prior to any such transfer. Ceravision may assign the benefit of this Agreement in whole or in part to any of its Associates as it sees fit. Ceravision shall be free to dispose of Ceravision's Intellectual Property Rights provided that it retains such rights as may be necessary to enable it to comply with this Agreement. Any of the obligations of Ceravision or of any of Ceravision's Associates under this Agreement or under any contract entered into with Augrid or any of Augrid's Associates in pursuance of the Project may be performed by Ceravision or any of Ceravision's Associates. Ceravision or any of Ceravision's Associates to which Augrid or any of Augrid's Associates has any obligation (including an obligation to make a payment) shall be entitled to direct that the obligation of Augrid shall be performed to or for the benefit of Ceravision or any of Ceravision's Associates. The Contracts (Rights of Third Parties) Act 1999 shall apply to this Agreement to the extent that any of Ceravision's Associates for the time being may enforce any term of this Agreement, but not otherwise. This Agreement may be rescinded or varied by the parties to it without the consent of any third party. Save as expressly stated in Clause 10.4 or this Clause 15.3 the parties do n not intend any term of this Agreement to be enforceable by any third party and the Contracts (Rights of Third Parties) Act 1999 shall not apply.

         15.4 Ceravision shall not be liable to Augrid nor be deemed to be in breach of this Agreement by reason of any delay in performing or any failure to perform any of Ceravision's obligations if the delay or failure was due to any cause beyond Ceravision's reasonable control; provided however, that Ceravision will immediately take appropriate action to mitigate the effect or the causes of any such delay, and upon the cessation of any such delay Ceravision will immediately recommence the performance of its obligations under this Agreement. Without prejudice to the generality of the foregoing, the following shall be regarded as causes beyond Ceravision's reasonable control:

                  15.4.1 act of God, explosion, flood, tempest, fire or accident;

                  15.4.2 war or threat of war, sabotage, insurrection, civil disturbance or requisition;

                  15.4.3 acts, restrictions, regulations, bye-laws, prohibitions or measures of any kind on the part of any governmental, parliamentary or local authority;

                  15.4.4   import or export regulations or embargoes;

                  15.4.5   Intellectual Property Rights of third parties;

                  15.4.6 strike, lock outs or other industrial actions or trade disputes (whether involving employees of Ceravision or of a third party);

                  15.4.7 the death or incapacity of any of the key employees, directors or consultants of Ceravision or any of its Associates, suppliers or consultants;

                  15.4.8 difficulties which make obtaining raw materials, labour, fuel, parts or machinery commercially unreasonable;

                  15.4.9   power failure or breakdown in machinery.

         15.5 The parties will each bear their own legal and accountancy costs and other expenses incurred in connection with this Agreement.

         15.6 Any notice to be given in connection with this Agreement must be in writing. Without prejudice to proof that it has been effectively given in any other manner, it shall be deemed duly served if delivered at or posted by first class recorded delivery post (or recorded air mail if posted or addressed outside the European Union) to the address of the party concerned which is set out in this Agreement or notified to the other party in accordance with this Clause. If delivered personally, the notice shall be deemed served on the day on which it is delivered. If posted, evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of service and the notice shall be deemed served on the second business day after posting or, if posted to an address outside the British Isles, on the fifth business day after posting; but if a copy of a notice is also sent by fax on or after the day of posting, it shall be deemed served three hours after the end of fax transmission. A copy notice to be sent by fax shall be sent:

                  15.6.1 if addressed to Ceravision, on (+44 1234) 756029 marked for the attention of T J Reynolds, with copy to (+44 20 7796 6113 marked for the attention of P Pattinson;

                  15.6.2 if addressed to Augrid, on 001 216 344 9008 marked for the attention of M J Shaheed with copy to 001 330 253 4131 marked for the attention of R C Meeker;

                  or to any current fax number and contact details of the intended recipient notified to the sender in accordance with this Clause. A notice served or deemed served after

                  5pm (recipient's local time) on any business day or on a day which is not a business day shall be deemed served on the next following Business Day.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

         15.7 The proper law of this Agreement is English law and the parties hereby submit to the exclusive jurisdiction of the English courts in relation to any claim or matter arising out of this Agreement. Augrid hereby irrevocably appoints Willoughby and Partners (Shareen Peeruohamed) of The Isis Building, Thames Quay, 193 Marsh Wall, London E14 as its agent for the service of process in England so that such service may be validly effected on Augrid by service on such agent at such address as if they had been a party to such proceedings. These submissions shall not effect the right of Ceravision to take any legal action or proceedings in any court of competent jurisdiction for urgent preliminary specific performance orders and/or injunctive or other conservatory and/or provisional relief as Ceravision deems to be necessary or appropriate to compel the other party and its officers, employees and agents to comply with its obligations under this Agreement ("Proceedings") nor shall the taking of Proceedings in any jurisdiction preclude Ceravision from taking Proceedings in any other jurisdiction.

THIS AGREEMENT has been executed on the date first stated above.

SIGNED by M J SHAHEED duly authorised for    )
and on behalf of AUGRID OF NEVADA, INC.      )
                                             )



---------------------------------------------------------
M. J. Shaheed,
Chief Executive Officer


SIGNED by TIMOTHY O'DONOGHUE duly            )
authorised for and on behalf of CERAVISION   )
LIMITED:                                     )



---------------------------------------------------------
Timothy O'Donoghue,
Director

                                   SCHEDULE 1

                                  (CLAUSE 1.1)

                           THE PROTOTYPE SPECIFICATION

FED Specifications for the Augrid GPS Application:

1.       QVGA FED.

2.       90 lines per inch resolution.

3.       Digital Video Input, 8-bit RGB to be used for GPS application.

4.       12 VDC inputs for automotive GPS application.

5. The working QVGA FED will be retrofitted into the Alpine CVA 1005 Mobile Multimedia Station and demonstrated.



                                   SCHEDULE 2

                                  (CLAUSE 1.1)

                                  THE MILESTONE

When Ceravision shall be able to demonstrate a prototype 6.5 inch diagonal screen functioning in Ceravision's Demountable Equipment at Ceravision's premises or a location nominated by Ceravision.

                                   SCHEDULE 3

                                  (CLAUSE 1.1)

                            FORM OF PHASE TWO NOTICE

                   [On headed paper of Augrid of Nevada, Inc]

To: Ceravision Limited

Gentlemen,

This notice is the Phase Two Notice as defined in the Exclusive Project Agreement relating to Displays for Use in Automobiles made between Ceravision Limited and Augrid of Nevada, Inc ("Augrid") dated ___________ 200 ("the Agreement"). Terms defined in the Agreement have the same meanings in this Notice.

I hereby certify, for and on behalf of Augrid as follows:

1. Augrid has complied in all respects with its obligations under the Agreement, the Machinery Lease Agreement and the Licence Agreement [save in the following respects:-]

2. Augrid has available to it, either in available liquid resources of its own or as committed facilities which are unconditional (save as to conditions fulfilment of which is within Augrid's sole control or conditions which will be fulfilled on commencement of Phase Two or by the performance of Phase Two to the points where relevant payments will be due). Letters from Augrid's bank [and other relevant financial institutions] addressed to Ceravision confirming the availability of such resources or facilities are annexed to this notice.

3. Augrid's budget for Phase Two requires expenditure of $_____________ on Phase Two. A copy of that budget is annexed to this notice.

4. In the opinion of the directors of Augrid the resources and facilities described at 2 above are adequate to finance Augrid's anticipated expenditure on Phase Two and Augrid has adequate working capital to carry on its business and to meet its obligations as they fall due throughout the period of Phase Two.

5. Augrid has today made payment of the sum of $_________________ to ITW as required by Clause _________________ of the Machinery Lease Agreement.

Accordingly I hereby give notice that Phase Two will commence on ___________
2000.

Yours faithfully

Chief Financial Officer

Augrid of Nevada, Inc

                                   SCHEDULE 4

                                  (CLAUSE 1.1)

                           FORM OF PHASE THREE NOTICE

                   [On headed paper of Augrid of Nevada, Inc]

To:  Ceravision Limited

Gentlemen,

This notice is the Phase Three Notice as defined in the Exclusive Project Agreement relating to Displays for Use in Automobiles made between Ceravision Limited and Augrid of Nevada, Inc ("Augrid") dated ___________ 2000 ("the Agreement"). Terms defined in the Agreement have the same meanings in this Notice.

I hereby certify, for and on behalf of Augrid as follows:

1. Augrid has complied in all respects with its obligations under the Agreement the Machinery Lease Agreement and the Licence Agreement [save in the following respects:-]

2. Augrid has available to it, either in liquid resources of its own or as committed facilities which are unconditional (save as to conditions fulfilment of which is within Augrid's sole control or conditions which will be fulfilled on commencement of Phase Three or by the performance of Phase Three to the points where relevant payments will be due). Letters from Augrid's bank [and other relevant financial institutions] addressed to Ceravision confirming the availability of such resources or facilities are annexed to this notice.

3. Augrid's budget for Phase Three requires expenditure of $_______________ on Phase Three. A copy of that budget is annexed to this notice.

4. In the opinion of the directors of Augrid the resources and facilities described at 2 above are adequate to finance Augrid's anticipated expenditure on Phase Three and Augrid has adequate working capital to carry on its business and to meet its obligations as they fall due throughout the period of Phase Three.

5. Augrid has today made payment of the sum of $________________ to ITW as required by Clause ____________ of the Machinery Lease Agreement.

Accordingly I hereby give notice that Phase Three will commence on __________________ 2000

Yours faithfully

Chief Financial Officer

Augrid of Nevada, Inc.